Exhibit 99.1

ON24 Announces Second Quarter 2021 Financial Results

•	Second quarter total revenue grows 43% year-over-year to $52.1 million

•	Subscription and other platform revenue, excluding legacy, grows 68% year-over-year to $44.4 million

SAN FRANCISCO—(BUSINESS WIRE)—ON24 (NYSE: ONTF), a leading cloud-based digital experience platform provider, today announced financial results for its second quarter ended June 30, 2021.

“Total revenue in the second quarter of 2021 grew 43% year-over-year, and our subscription and other platform revenue, excluding legacy, grew 68% year-over-year,” said Sharat Sharan, co-founder and CEO of ON24. “The second quarter of 2021 was a transition quarter where we went from a ‘peak of Covid’ in Q2 2020 to a ’peak of vaccinations’ in Q2 2021 and we exited this quarter with a significantly improved quality of our customer base. The last year has accelerated the global enterprise awareness of our offerings and we are now serving a larger market than ever before. As our category leadership grows, our future is more exciting than ever before.”

Second Quarter 2021 Financial Highlights

•	Revenue: Total revenue was $52.1 million, an increase of 43% year-over-year, or 47% year-over-year, excluding legacy.

•	Subscription and Other Platform Revenue: Subscription and Other Platform Revenue, excluding legacy, was $44.4 million, an increase of 68% year-over-year.

•	ARR: ARR increased 44% year-over-year to $164.1 million as of June 30, 2021.

•

Net Loss Attributable to Common Stockholders: Net loss attributable to common stockholders was $2.5 million, or $(0.05) per diluted share, compared to net income attributable to common stockholders of $5.3 million, or $0.14 per diluted share in the second quarter of 2020.

•	Non-GAAP Operating Income: Non-GAAP operating income was $2.5 million, compared to non-GAAP operating income of $7.3 million in the second quarter of 2020.

•	Non-GAAP Net Income: Non-GAAP net income was $2.5 million, or $0.04 per diluted share, compared to a non-GAAP net income of $7.1 million, or $0.69 per diluted share in the second quarter of 2020.

•

Cash Flow: Net cash provided by operating activities was $6.9 million, compared to $14.0 million provided in operating activities in the second quarter of 2020. Free cash flow was $5.7 million for the quarter, compared to $13.8 million in the second quarter of 2020.

For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.

Second Quarter 2021 Industry Recognition and Innovation Highlights

Industry Recognition

•	In June 2021, ON24 Elite was recognized as the top webinar software for Enterprises and Mid-Market companies by G2, one of the largest software marketplace and user review platforms.

•	In addition, in July 2021, TrustRadius, another review site for business technology, named ON24 the best webinar software for Enterprises.

Customer Experience Innovation

•

ON24 introduced its Hybrid Engagement solution, enabling customers to deliver unified experiences, where both physical and digital audiences can interact and engage with the same experience, at the same time. Virtual and physical attendees can view the same presentations, interact with the same digital content, participate in the same Q&A, polls, and network with breakouts. This enhances prospect engagement data, now spanning across both physical and digital attendees.

•

With the addition of ON24 Breakouts, ON24 now offers five experiences products, including ON24 Elite, ON24 Virtual Conference, ON24 Engagement Hub, and ON24 Target. Breakouts enable attendees and presenters to network with each other virtually face-to-face, allowing sales teams to connect immediately with prospects and subject matters experts to engage directly with customers.

AI-Driven Personalization

•

ON24 enhanced its ON24 Intelligence product and AI-Based personalization engine by expanding the first-party data displayed for each individual. Our customers are now able to view over 50+ data points over their prospect’s lifetime of engagement across live, always-on and personalized experiences and also integrate that data into key CRM and Marketing Automation platforms.

Financial Outlook

For the third quarter of 2021, the Company currently expects:

•	Total revenue of $47.5 to $48.5 million.

•	Non-GAAP operating loss of $(4.0) to $(3.0) million.

•	Non-GAAP net loss per share of $(0.09) to $(0.07) using approximately 47.5 million basic and diluted shares outstanding.

For the full year 2021, the Company expects:

•	Total revenue of $201.2 to $204.2 million.

•	Non-GAAP operating loss of $(4.3) to $(1.3) million.

•	Non-GAAP loss per share of $(0.13) to $(0.06), using approximately 44 million basic and diluted shares outstanding.

Conference Call Information:

ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing (866) 248-8441, and international parties can access the call by dialing (323) 289-6581, using the conference ID 5561958.

A webcast will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States, or GAAP, we consider our non-GAAP operating income, non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income as net (loss) income excluding, interest expense, other (income) expense, income tax and stock-based compensation. We define non-GAAP net income (loss) as net income (loss) excluding cumulative preferred dividends allocated to preferred shareholders and stock-based compensation. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.

We use non-GAAP operating income (loss) and non-GAAP net income (loss) to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss) and non-GAAP net income (loss) may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.

However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.

Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.

Forward-Looking Statements

This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the size of our market opportunity, impact of COVID-19 and vaccines on the way people do business, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to sustain our recent revenue growth rate, attract new customers and expand sales to existing customers; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

About ON24

ON24 provides a leading cloud-based hybrid engagement platform that makes it easy to create, scale, and personalize engaging experiences to drive measurable business growth. Today, we are helping over 2,000 companies worldwide, including 3 of the 5 largest global technology companies, 4 of the 5 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturing companies, convert millions of prospects to buyers. Through interactive webinars, virtual events, and always-on multimedia experiences, ON24 provides a system of engagement, powered by AI, which enables businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 platform supports millions of professionals a month who are totaling billions of engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

© 2021 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries. The other referenced trademarks and service marks are also owned by ON24, Inc. and may be registered in some countries.

ON24, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$351,727	$58,243
Marketable securities	44,631	3,000
Accounts receivable, net	38,891	48,617
Deferred contract acquisition costs, current	11,304	10,528
Prepaid expenses and other current assets	11,264	7,079

Total current assets	457,817	127,467
Property and equipment, net	9,775	9,051
Deferred contract acquisition costs, non-current	20,067	18,753
Other long-term assets	902	1,447

Total assets	$488,561	$156,718

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,907	$4,730
Accrued liabilities	19,555	17,439
Deferred revenue	93,899	92,240
Long-term debt, current portion	2,362	2,359

Total current liabilities	118,723	116,768
Long-term debt	3,263	25,727
Other long-term liabilities	3,859	4,022

Total liabilities	125,845	146,517

Convertible Class A-1 and Class A-2 preferred stock	—	83,857
Redeemable convertible Class B and Class B-1 preferred stock	—	70,000
Stockholders’ equity (deficit)
Common stock	5	1
Additional paid-in capital	539,137	27,512
Accumulated deficit	(176,610)	(171,263)
Accumulated other comprehensive income	184	94

Total Stockholders’ equity (deficit)	362,716	(143,656)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$488,561	$156,718

ON24, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Subscription and other platform	$44,377	$27,096	$87,287	$47,023
Professional services	7,741	9,224	14,930	14,043

Total revenue	52,118	36,320	102,217	61,066
Cost of revenue:
Subscription and other platform(1)	8,179	4,824	15,664	8,980
Professional services(1)	3,694	3,138	6,903	5,688

Total cost of revenue	11,873	7,962	22,567	14,668
Gross profit	40,245	28,358	79,650	46,398
Operating expenses:
Sales and marketing(1)	25,465	12,729	49,390	24,739
Research and development(1)	8,162	4,513	16,108	8,612
General and administrative(1)	9,100	4,206	18,868	7,658

Total operating expenses	42,727	21,448	84,366	41,009

Income (loss) from operations	(2,482)	6,910	(4,716)	5,389
Interest expense	106	193	337	405
Other (income) expense	211	(22)	327	249

Income (loss) before provision for (benefit from) income taxes	(2,799)	6,739	(5,380)	4,735
Provision for (benefit from) income taxes	(282)	37	(33)	92

Net income (loss)	(2,517)	6,702	(5,347)	4,643
Cumulative preferred dividends allocated to preferred stockholders	—	(1,427)	(558)	(2,752)

Net income (loss) attributable to common stockholders	$(2,517)	$5,275	$(5,905)	$1,891

Net income (loss) per share attributable to common stockholders:
Basic	$(0.05)	$0.14	$(0.15)	$0.05

Diluted	$(0.05)	$0.14	$(0.15)	$0.05

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	46,570,195	9,707,995	39,664,436	9,419,113

Diluted	46,570,195	10,315,294	39,664,436	10,013,791

(1) Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue
Subscription and other platform	$346	$24	$583	$47
Professional services	77	5	139	9

Total cost of revenue	423	29	722	56

Sales and marketing	1,571	147	3,263	288
Research and development	862	62	1,644	119
General and administrative	2,114	192	4,335	370

Total	$4,970	$430	$9,964	$833

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(2,517)	$6,702	$(5,347)	$4,643
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,134	642	2,294	1,189
Stock-based compensation expense	4,970	430	9,964	833
Amortization of deferred contract acquisition cost	3,828	2,465	7,502	4,345
Provision for allowance for doubtful accounts and billing reserve	692	543	1,209	797
Other	25		25	—
Changes in operating assets and liabilities:	—
Accounts receivable	5,995	(13,003)	8,517	(18,560)
Deferred contract acquisition cost	(4,142)	(6,980)	(9,592)	(11,098)
Prepaid expenses and other assets	(2,025)	82	(7,078)	(783)
Accounts payable	(2,042)	574	(1,441)	238
Accrued liabilities	2,653	1,981	3,026	2,154
Deferred revenue	(1,663)	20,879	1,659	32,023
Other long-term liabilities	(37)	(284)	(163)	(421)

Net cash provided by operating activities	6,871	14,031	10,575	15,360

Cash flows from investing activities:
Purchase of property and equipment	(1,214)	(191)	(1,734)	(288)
Purchase of marketable securities	(44,481)	(5,000)	(44,481)	(5,000)
Proceeds from maturity of marketable securities	3,164	5,000	3,164	5,000

Net cash used in investing activities	(42,531)	(191)	(43,051)	(288)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	—	—	353,397	—
Proceeds from issuance of common stock resulting from exercise of options	384	1,754	1,795	2,239
Payment of tax withholding obligations related to net share settlements of stock options exercise	—	—	(2,001)	—
Proceeds from long-term debt	—	6,179	—	12,179
Repayments of long-term debt	(71)	(6,043)	(22,478)	(12,084)
Repayment of capital lease obligations	(807)	(357)	(1,384)	(563)
Payments of offering costs	(1,176)	—	(3,481)	—

Net cash provided by financing activities	(1,670)	1,533	325,848	1,771

Effect of exchange rate changes on cash, cash equivalents and restricted cash	114	(2)	108	54
Net increase in cash, cash equivalents and restricted cash	(37,216)	15,371	293,480	16,897
Cash, cash equivalents and restricted cash, beginning of period	389,041	20,459	58,345	18,933

Cash, cash equivalents and restricted cash, end of period	$351,825	$35,830	$351,825	$35,830

Supplemental disclosures of cash flow information:
Cash paid for taxes, net of refunds	$131	$46	$142	$50
Cash paid for interest	$147	$235	$403	$496
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$571	$1,922	$1,586	$2,520
Equipment purchased funded by liabilities	$391	$179	$391	$179
Property and equipment purchased not yet paid	$132	$465	$132	$465
Conversion of convertible preferred stock and redeemable convertible preferred stock to common stock	$—	$—	$153,857	$—

ON24, INC.
Reconciliation from GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of net income (loss) to non-GAAP operating income
Net income (loss)	$(2,517)	$6,702	$(5,347)	$4,643
Add:
Interest expense	106	193	337	405
Other (income) expense, net	211	(22)	327	249
Provision for (benefit from) income taxes	(282)	37	(33)	92
Stock-based compensation	4,970	430	9,964	833

Non-GAAP operating income	$2,488	$7,340	$5,248	$6,222

Reconciliation of net loss to non-GAAP net income
Net loss	$(2,517)	$6,702	$(5,347)	$4,643
Add: Stock-based compensation expense	4,970	430	9,964	833

Non-GAAP net income	$2,453	$7,132	$4,617	$5,476

Reconciliation of net income (loss) available to common stockholders
Net income (loss) attributable to common shareholders:	$(2,517)	$5,275	$(5,905)	$1,891
Add: Cumulative preferred dividends allocated to preferred shareholders	—	1,427	558	2,752
Add: Stock-based compensation expense	4,970	430	9,964	833

Non-GAAP net income attributable to common stockholders	$2,453	$7,132	$4,617	$5,476

GAAP net income (loss) per share, basic	$(0.05)	$0.14	$(0.15)	$0.05
GAAP net income (loss) per share, diluted	$(0.05)	$0.14	$(0.15)	$0.05
Non-GAAP earnings (loss) per share, basic	$0.05	$0.73	$0.12	$0.58
Non-GAAP earnings (loss) per share, diluted	$0.04	$0.69	$0.09	$0.55
Shares Used in GAAP Per Share Calculations:
GAAP weighted-average shares used to compute GAAP net income (loss) per share, basic	46,570,195	9,707,995	39,664,436	9,419,113
GAAP weighted-average shared used to compute GAAP net income (loss) per share, diluted	46,570,195	10,315,294	39,664,436	10,013,791
Shares Used in Non-GAAP Per Share Calculations:
Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	46,570,195	9,707,995	39,664,436	9,419,113
Non-GAAP weighted-average shared used to compute non-GAAP earnings per share, diluted	54,993,297	10,315,294	48,646,614	10,013,791

ON24, INC.

Earnings (Loss) Per Share

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
GAAP Basic and Diluted Earnings (Loss) Per Share	2021	2020	2021	2020
GAAP basic and diluted net income (loss) per share:
Net income (loss)	$(2,517)	$6,702	$(5,347)	$4,643
Less: Cumulative preferred dividends allocated to preferred stockholders	—	(1,427)	(558)	(2,752)

Net income (loss) attributable to common stockholders, basic	(2,517)	5,275	(5,905)	1,891
Income (loss) available to participating securities	—	(3,889)	—	(1,406)

Net income (loss) available to common stockholders	$(2,517)	$1,386	$(5,905)	$485

Weighted average common stock outstanding, basic	46,570,195	9,707,995	39,664,436	9,419,113

Basic earnings (loss) per share of common stock	$(0.05)	$0.14	$(0.15)	$0.05

	Three Months Ended June 30,		Six Months Ended June 30,
GAAP Diluted Earnings (Loss) Per Share	2021	2020	2021	2020
GAAP diluted earnings (loss) per share:
Net income (loss)	$(2,517)	$6,702	$(5,347)	$4,643
Less: Cumulative preferred dividends allocated to preferred stockholders	—	(1,427)	(558)	(2,752)
Net income (loss) attributable to common stockholders, diluted	(2,517)	5,275	(5,905)	1,891

Reallocation of earnings to participating securities considering potentially dilutive securities	—	(3,826)	—	(1,383)

Net income (loss) available to common stockholders	$(2,517)	$1,449	$(5,905)	$508

Weighted average common stock outstanding	46,570,195	9,707,995	39,664,436	9,419,113

Weighted average dilutive effect of stock options, restricted stock and ESPP	—	607,299	—	594,678

Diluted weighted average common shares	46,570,195	10,315,294	39,664,436	10,013,791

Diluted earnings (loss) per share of common stock	$(0.05)	$0.14	$(0.15)	$0.05

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Earning (Loss) Per Share	2021	2020	2021	2020
Non-GAAP basic earnings (loss) per share:
Net income (loss) available to common stockholders	$(2,517)	$1,449	$(5,905)	$508
Less: Cumulative preferred dividends allocated to preferred stockholders	—	1,427	558	2,752
Add: Stock based compensation	4,970	430	9,964	833
Add: Income available to participating securities	—	3,826	—	1,383

Non-GAAP earnings (loss) attributable to common stockholders, basic and diluted	2,453	7,132	4,617	5,476

	—	—	—	—
Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	46,570,195	9,707,995	39,664,436	9,419,113

Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, diluted	54,993,297	10,315,294	48,646,614	10,013,791

Non-GAAP earnings per share of common stock:
Non-GAAP earnings (loss) per share, basic	$0.05	$0.73	$0.12	$0.58

Non-GAAP earnings (loss) per share, diluted	$0.04	$0.69	$0.09	$0.55

ON24, INC.

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities:	$6,871	$14,031	$10,575	$15,360
Less: Purchases of property and equipment	(1,214)	(191)	(1,734)	(288)

Free cash flow	$5,657	$13,840	$8,841	$15,072

ON24, INC.

Revenue

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Digital Experience Platform
Subscription and other platform	$44,367	$26,397	$87,225	$45,713
Professional services	7,741	9,120	14,905	$13,522

Total digital experience platform	$52,108	$35,517	$102,130	$59,235

Legacy
Subscription and other platform	$10	$699	$62	$1,310
Professional services	—	104	25	$521

Total legacy revenue	$10	$803	$87	$1,831

Revenue
Subscription and other platform	$44,377	$27,096	$87,287	$47,023
Professional services	7,741	9,224	14,930	14,043

Total revenue	$52,118	$36,320	$102,217	$61,066

Contacts

Media Contact:

Roger Villareal

press@on24.com

Investor Contact:

Lauren Sloane

investorrelations@on24.com